UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2020

Commission File Number: 0-24260

Amedisys, Inc.

(Exact name of registrant as specified in charter)

Delaware	11-3131700
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3854 American Way, Suite A, Baton Rouge, LA 70816

(Address of principal executive offices, including zip code)

(225) 292-2031 or (800) 467-2662

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AMED	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On June 12, 2020, in connection with the previously announced acquisition by Amedisys, Inc. (the “Company”) of HomeCare Preferred Choice, Inc. and its subsidiaries, doing business as AseraCare Hospice (collectively, the “Acquired Companies”), the Company, Amedisys Holding, L.L.C. (“Holding” and together with the Company, the “Borrowers”) and the Acquired Companies entered into a Joinder Agreement (the “Joinder”), dated as of June 12, 2020, by and among the Borrowers, the Acquired Companies and Bank of America, N.A. (the “Administrative Agent”), in its capacity as administrative agent under that certain Amended and Restated Credit Agreement, dated as of June 29, 2018 (as amended to date, the “Credit Agreement”). By virtue of the Joinder, the Acquired Companies were made parties to, and became subject to the terms and conditions of, the Credit Agreement, the Amended and Restated Security Agreement, dated as of June 29, 2018, by and among the Borrowers, the grantors party thereto and the Administrative Agent (the “Amended and Restated Security Agreement”), and the Amended and Restated Pledge Agreement, dated as of June 29, 2018, by and among the Borrowers, the pledgors party thereto and the Administrative Agent (the “Amended and Restated Pledge Agreement”).

Pursuant to the Joinder, the Amended and Restated Security Agreement, and the Amended and Restated Pledge Agreement, the Acquired Companies granted in favor of the Administrative Agent a first lien security interest in substantially all of their personal property assets and pledged to the Administrative Agent each of their respective subsidiaries’ issued and outstanding equity interests. The Acquired Companies also guaranteed the Borrowers’ obligations, whether now existing or arising after the effective date of the Joinder, under the Credit Agreement pursuant to the terms of the Joinder and the Credit Agreement.

A copy of the Joinder is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Joinder does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1 to this Current Report on Form 8-K.

Section 2 – Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 12, 2020, the Company entered into the Joinder, as further described under Item 1.01 of this Current Report on Form 8-K, which disclosures are incorporated herein by reference.

Section 5 – Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on Tuesday, June 9, 2020 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on three proposals. A brief description of and tabulation of votes for each proposal are set forth below.

Proposal 1. The Company’s stockholders elected the following eight directors for a term of one year. There were 1,127,781 broker non-votes with respect to the proposal.

Nominee	For	Withheld
Vickie L. Capps	28,987,443	174,866
Molly J. Coye, MD	28,992,510	169,799
Julie D. Klapstein	28,736,341	425,968
Teresa L. Kline	28,988,187	174,122
Paul B. Kusserow	28,027,610	1,134,699
Richard A. Lechleiter	28,563,099	599,210
Bruce D. Perkins	28,759,705	402,604
Jeffrey A. Rideout, MD	28,753,947	408,362

Proposal 2. The Company’s stockholders ratified the selection of KPMG LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2020. There were no broker non-votes with respect to the proposal.

For	Against	Abstain
29,632,422	635,294	22,374

Proposal 3. The Company’s stockholders approved, on an advisory (non-binding) basis, the compensation paid to the Company’s named executive officers. There were 1,127,781 broker non-votes with respect to the proposal.

For	Against	Abstain
27,971,063	1,160,987	30,259

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1

Joinder Agreement, dated as of June 12, 2020, by and among Amedisys, Inc. and Amedisys Holding, L.L.C., as the borrowers, each of the new subsidiary guarantors party thereto, and Bank of America, N.A., as the administrative agent (The schedules to the Joinder have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish copies of the omitted schedules to the Securities and Exchange Commission upon request.)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDISYS, INC.

By:	/s/ Paul B. Kusserow
Paul B. Kusserow
President, Chief Executive Officer and Chairman of the Board

DATE: June 15, 2020